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                                                                    Exhibit 23.1



AMERCO
Reno, Nevada

We hereby consent to the incorporation in this Registration Statement of our report dated August 18, 2003 except for Notes 23 and 24 which are as of March 30, 2004, relating to the consolidated financial statements of AMERCO appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2003. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman, LLP
Los Angeles, California

April 16, 2004